                        CONSULTING AGREEMENT

     THIS AGREEMENT FOR CONSULTING SERVICES (the "Agreement") is entered into and effective as of November 26, 2001 by and between Daryl Lord, of Suite 420, 9730 - 174 Street, Edmonton, AB, T5T 6J4 (the "Consultant"), and Green Fusion Corporation, a Corporation ("Green Fusion").

1.     RECITAL

     This Agreement is entered into with reference to and in contemplation of the following facts, circumstances and representations:

1.1 Green Fusion desires to engage the services of the Consultant to assist it with respect to business development.

1.2 The Consultant desires to provide such business development services to Green Fusion as a contractor and pursuant to the terms and conditions set forth herein.

2.     NATURE  AND  EXTENT  OF  CONSULTING  SERVICES

2.1     Term  of  Agreement  This Agreement shall be for a term of 12 months and
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shall  terminate  on  Nov  26,  2002.

2.2     Duties  of  Consultant   During  the  term of this Agreement, Consultant
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shall provide advice to undertake for and consult with Green Fusion concerning the Company's business development and expansion into the Canadian provinces of Alberta, Saskatchewan and Manitoba. More specifically, the Consultant will undertake at the specific request of Green Fusion to research and recommend suitable retail locations and wholesale distribution opportunities for Brussels Chocolates in the area previously specified. The Consultant will use all reasonable efforts to facilitate the leasing of the recommended retail locations and the signing of wholesale distribution contracts for Brussels Chocolates.

2.3     Devotion  to  DutyConsultant agrees to devote such time as is reasonable
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on an "as needed" basis with respect to the subject business development services. Consultant is free to represent or perform services for other clients, provided it does not interfere with the duties contained in this Agreement.

2.4     Duties  of  Green  Fusion  Green  Fusion  shall provide Consultant, on a
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regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph.

2.5     Compensation  In  consideration  of  entering into this Agreement, Green
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Fusion shall issue to Consultant a total of 325,000 shares of Green Fusion's common stock which shares are fully paid upon the execution hereof and the binding of the Consultant to the obligations herein.


2.6     Nondisclosure of Information   Consultant agrees that it will not at any
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time, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation, in any manner whatsoever, any information of any kind, nature or description concerning any matters affecting or relating to the business of Green Fusion.

2.7     Assignment  of  Agreement  Due to the personal nature of the services to
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be rendered by the Consultant, this Agreement may not be assigned by the Consultant without the prior written consent of Green Fusion.

2.8     Prohibited  Activities     Consulting  services  provided  under  this
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agreement  shall  not  include:
- services in connection with the offer or sale of securities in a capital-raising transaction;
- services that directly or indirectly promote or maintain a market for the securities of Green Fusion including without limitation the dissemination of information that reasonably may be expected to sustain or raise or otherwise influence the price of the securities;
-     services  providing  investor  relations  or  shareholder  communications;
-     consultation  on  mergers  that  take  a  private  company  public;
- consultation in connection with financing that involves any securities issuance, whether equity or debt.

3.     CO-OPERATION, ARBITRATION, INTERPRETATION, MODIFICATION AND ATTORNEY FEES

3.1     Co-operation of Parties  The parties further agree that they will do all
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things necessary to accomplish and facilitate the purpose of this Agreement and that they will sign and execute any and all documents necessary to bring about and prefect the purposes of this Agreement.

3.2     Arbitration  The  parties  hereby  submit all controversies, claims, and
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matters of difference arising out of this Agreement to arbitration in the Province of BritishColumbia, according to the rules and practices of the Canadian Arbitration Association. This submission and agreement to arbitrate shall be specifically enforceable. The Agreement shall further be governed by the laws of British Columbia.

3.3     Interpretation of Agreement  The parties agree that should any provision
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of this Agreement be found to be ambiguous in any way, such ambiguity shall not be

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resolved by construing such provisions or any part of or the entire Agreement in favour of or against any party herein, but rather by construing the terms of this Agreement fairly and reasonably in accordance with their generally accepted meaning.

3.4     Modification  of Agreement  This Agreement may be amended or modified in
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any way and at any time by an instrument in writing, signed by each of the parties hereto, stating the manner in which it is amended or modified. Any such writing amending or modifying of this Agreement shall be attached to and kept with this Agreement.

3.5     Legal  Fees  If  any legal action or any arbitration or other proceeding
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is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of the Agreement, the successful or prevailing party shall be entitled to recover reasonable legal fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

3.6     Entire  Agreement  This  Agreement  constitutes the entire Agreement and
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understanding of the parties hereto with respect to the matters herein set forth, and all prior negotiations, writings and understandings relating to the subject matter of this Agreement are merged herein and are superseded and cancelled by this Agreement.

3.7     Counterparts  This  Agreement may be signed in one or more counterparts.
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3.8     Facsimile  Transmission  Signatures  A  signature received pursuant to a
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facsimile  transmission  shall  be sufficient to bind a party to this Agreement.

DATED  this  26th  day  of  November,  2001.



/s/ L.  Evan  Baergen                            /s/ Daryl  Lord
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L.  Evan  Baergen,  President                    Daryl  Lord
Green  Fusion  Corporation